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                                                                   EXHIBIT 23(b)


               (REED W. FERRILL AND ASSOCIATES, INC. LETTERHEAD)



February 26, 1999



CEC Resources, Ltd.
1700 Broadway, Suite 1150
Denver, CO 80290



       Reed W. Ferrill and Associates, Inc. consents to the use of its name and its reports dated February 7, 1997 entitled "CEC Resources Ltd. Reserve and Revenue Forecast as of November 30, 1997 Constant Prices and Costs" in whole or in part, by CEC Resources, Ltd. in Resources' Form 10-K Report to the Securities and Exchange Commission for the fiscal year ended November 30, 1998.



                            For and on behalf of
                            Reed W. Ferrill and Associates, Inc.



                            s/Reed W. Ferrill
                            Reed W. Ferrill